UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

BROADMARK REALTY CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39134	84-2620891

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2000

Seattle, WA 98101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 971-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act of 1933, as amended:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	BRMK	New York Stock Exchange
Warrants, each exercisable for one fourth (1/4th) share of Common Stock at an exercise price of $2.875 per one fourth (1/4th) share	BRMK WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934, as amended.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2021, Broadmark Realty Capital Inc. (the “Company”), as the borrower, entered into a Credit Agreement (the “Credit Agreement”) with the lenders listed in the Credit Agreement and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The Credit Agreement provides for a $135.0 million revolving credit facility.

The interest rate applicable to borrowings under the revolving credit facility is 2.75% per annum in the case of base rate loans, or 3.75% per annum in the case of LIBO Rate loans. The Company may voluntarily repay amounts outstanding under the facility, in whole or in part, at any time without premium or penalty except for the specified make-whole payments on LIBO Rate loans.

The Company’s obligations under the revolving credit facility are secured by substantially all of the Company’s assets, including the Company’s equity interests in and substantially all of the assets of each of BRMK Lending, LLC and BRMK Management, Corp., but excluding the equity interests in and assets of Broadmark Private REIT Management, LLC, an indirect subsidiary of the Company, and other customary excluded assets. The revolving credit facility matures on February 19, 2024. The Company’s availability under the revolving credit facility will fluctuate over time and is a function of an advance rate multiplied by the adjusted net book value of certain commercial and/or residential real estate loans meeting customary eligibility criteria. The revolving credit facility will remain undrawn until the Company reports the remediation of the material weakness in internal control over financial reporting referenced in its Form 10-Q for the quarterly period ended September 30, 2020.

The revolving credit facility contains covenants customary for financings of this type, including limitations on the incurrence of indebtedness, liens, asset dispositions, acquisitions, mergers and consolidations, certain dividends, distributions and other payments, advances and investments, payments to affiliates, optional prepayments and other modifications of certain other indebtedness, and amendments, terminations and waivers of certain material agreements, as well as a minimum tangible net worth and a total debt to equity ratio requirement.

The revolving credit facility contains events of default customary for financings of this type, including failure to pay principal, interest and other amounts, materially incorrect representations or warranties, failure to observe covenants and other terms of the revolving credit facility, cross-defaults to other indebtedness, bankruptcy, insolvency, material judgments, certain ERISA violations, changes in control and failure to maintain REIT status, in some cases subject to customary grace periods.

The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02    Results of Operations and Financial Condition.

On February 25, 2021, the Company issued a press release announcing its financial results for the fourth quarter ended December 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated February 19, 2021, by and among Broadmark Realty Capital Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release of the Company dated February 25, 2021.

10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADMARK REALTY CAPITAL INC.

Date: February 25, 2021	By:	/s/ David Schneider
	Name:	David Schneider
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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